UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934, as amended

Date of Report: December 15, 2004

Date of earliest event reported: December 10, 2004

THE PEP BOYS – MANNY, MOE & JACK

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-3381	23-0962915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

3111 W. Allegheny Ave. Philadelphia, PA		19132
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone, including area code: 215-430-9000

(not applicable)
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                                                  Entry into Material Definitive Agreement.

On November 29, 2004, The Pep Boys – Manny, Moe & Jack (the “Company”) commenced (a) a cash tender offer for any and all of its outstanding 7% Notes due 2005 (the “Securities”) and (b) a solicitation of consents to amend the Indenture, dated as of June 12, 1995, (the “Indenture”) by and between the Company, as issuer, and Wachovia Bank, National Association (as successor to First Fidelity Bank, National Association), as trustee (the “Trustee”), under which the Securities were issued.  As of 5:00 p.m. on December 10, 2004 (the “Consent Payment Deadline”), the Company had received the requisite number of consents, which can no longer be revoked, to permit it to amend the Indenture.

On December 10, 2004, the Company and the Trustee executed a Supplemental Indenture (the “Supplemental Indenture”) amending the Indenture to eliminate substantially all of its restrictive covenants and the events of default, other than the failure to pay principal and interest on the Securities (the “Amendments”).  The Supplemental Indenture is attached as Exhibit 4.1 to this Form 8-K.

On December 14, 2004, the Company accepted for purchase all of the Securities tendered on or before the Consent Payment Deadline which caused the Amendments to become operative.

Currently, the tender offer is scheduled to expire at 12:01 a.m. on December 28, 2004.  Any Securities that are not tendered for purchase in the tender offer will remain outstanding and will be subject to the terms of the Indenture as modified by the Supplemental Indenture.

Item 9.01.                                                                  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

4.1                                 Supplemental Indenture, dated as of December 10, 2004, by and among The Pep Boys – Manny, Moe & Jack, as issuer, and Wachovia Bank, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS – MANNY, MOE & JACK

	By:	/s/ Bernard K. McElroy
	Name:	Bernard K. McElroy
	Title:	Vice President-Chief Accounting Officer and Treasurer
December 15, 2004

INDEX TO EXHIBITS

Exhibit No.	Exhibit

4.1	Supplemental Indenture, dated as of December 10, 2004, by and among The Pep Boys – Manny, Moe & Jack, as issuer, and Wachovia Bank, National Association, as trustee.